UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2005

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

11425 West Lake Park Drive, Suite 900 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2005, ARI Network Services, Inc. (the “Company”) amended the Rights Agreement dated August 7, 2003, between the Company and American Stock Transfer & Trust Company and thereby also amended the related preferred share purchase rights.  The amendment effects a few technical and clarifying changes by amending the definition of “Acquiring Person” and eliminating the restriction on the Board to exchange the rights for ARI common stock if a person acquires more than 50% of the Company’s common stock.  A copy of the amendment is filed as Exhibit 10.1.

The amendment is not in response to any takeover proposal for the Company.

Item 3.03 Material Modifications to Rights of Security Holders

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No	Description

10.1	First Amendment to the Rights Agreement dated November 10, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 10, 2005

ARI NETWORK SERVICES, INC.

By:/s/ Brian E. Dearing

Brian E. Dearing

Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Rights Agreement dated November 10, 2005.